Exhibit 3.31

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name	Stuart M. Bordman, Esq. MADDIN, HAUSER, WARTELL, ROTH & HELLER, P.C

Address	28400 Northwestern Highway, Third Floor

City		State	Zip Code
	Southfield	MI	48034	EFFECTIVE DATE:
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

ARTICLES OF ORGANIZATION AND CERTIFICATE OF CONVERSION
For use by Domestic Partnerships or Domestic Limited Partnerships	B 6967 — D
to convert to a Domestic Limited Liability Company
(Please read information and instructions on last page)

Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:

ARTICLE I
The name of the limited liability company is: AMERICAN CONSOLIDATED TECHNOLOGIES, L.L.C.

ARTICLE II

The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

ARTICLE III
The duration of the limited liability company if other than perpetual is:

ARTICLE IV

1.	The street address of the location of the registered office is:
	70 Fulton Street	Pontiac	, Michigan	48341
	(Street Address)	(City)		(ZIP Code)

2.	The mailing address of the registered office if different than above:

, Michigan
	(Street Address or P.O. Box)	(City)		(ZIP Code)

3.	The name of the resident agent at the registered office is:	Farideh R. Bagne, Ph. D., J.D.

ARTICLE V (Insert any desired additional provision authorized by the Act; attach additional pages if needed.)

GOLD SEAL APPEARS ONLY ON ORIGINAL

Signed this 4th day of June, 2002

By	/s/ Farideh R. Bagne
(Signature)

Farideh R. Bagne, Ph. D., J.D.
(Type or Print Name)

CERTIFICATE OF CONVERSION

I hereby certify:

The name of the partnership or limited partnership is	AMERICAN CONSOLIDATED TECHNOLOGIES
(name)

For Partnerships only:

The partnership was formed	September 29, 2000
(date)

For Limited Partnerships only:

The limited partnership formed on	is cancelled as of the
(date)

effective date of the Articles of Organization.

/s/ Farideh R. Bagne
(signature)

Farideh R. Bagne, Ph. D., J.D.
(name)

Manager/Partner
(title or capacity)

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
Corporation Services Company, Attn: Kathy Shields

Address
2711 Centerville Road, Suite 400

City	State	Zip Code	[STAMP]
Wilmington	DE	19808	EFFECTIVE DATE
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT
For use by Domestic and Foreign Corporations and Limited Liability Companies
(Please read information and instructions on reverse side)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.		The name of the corporation or limited liability company is:
AMERICAN CONSOLIDATED TECHNOLOGIES, L.L.C.

2.		The identification number assigned by the Bureau is:		B0015G

3.	a.	The name of the resident agent on file with the Bureau is:		Farideh R. Bagne, Ph. D., J.D.

	b.	The location of the registered office on file with the Bureau is:

		70 Fulton Street	Pontiac	, Michigan	48341
		(Street Address)	(City)		(ZIP Code)

	c.	The mailing address of the above registered office on file with the Bureau is:

, Michigan
		(Street Address or P.O. Box)	(City)		(ZIP Code)

ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.	a.	The name of the resident agent is:		CSC-Lawyers Incorporating Service (Company)

	b.	The address of the registered office is:

		601 Abbott Road	East Lansing	, Michigan	48823
		(Street Address)	(City)		(ZIP Code)

	c.	The mailing address of the registered office IF DIFFERENT THAN 4B is:

, Michigan
		(Street Address or P.O. Box)	(City)		(ZIP Code)

5.

The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered offices is changed.

6.		The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature	Type or Print Name and Title or Capacity	Date Signed
/s/ David M. Koeninger	David M. Koeninger, VP & CFO	6/21/07
Authorized Person